Sub-Item 77E
Legal Proceedings
2-34393, 811-1879

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Investment Fund's Annual Report to Shareholders, filed on Form N-CSR on December 29, 2003, accession number 0000277751-03-000014 (File No. 2-34393).